As filed with the Securities and Exchange Commission on September 26, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Encore Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	48-1090909 (I.R.S. Employer Identification No.)
3111 Camino Del Rio North, Suite 103
San Diego, California 92108
(877) 445-4581
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory L. Call
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Encore Capital Group, Inc.
3111 Camino Del Rio North, Suite 103
San Diego, California 92108
(877) 445-4581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,906,087	$37.84	$185,646,332.08	$23,112.97

(1)
Pursuant to Rule 416 under the Securities Act, includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the common stock on September 25, 2018, as reported on the NASDAQ.

PROSPECTUS
ENCORE CAPITAL GROUP, INC.
Common Stock
This prospectus relates to the resale of up to 4,906,087 shares of common stock, par value $0.01 per share, of Encore Capital Group, Inc. (“Encore,” “us,” “we” or the “Company”), by the selling stockholders named in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement in connection with resales, from time to time in one or more offerings. The 4,906,087 shares of common stock consist of (i) 578,443 shares of our common stock issued as stock consideration pursuant the Management SPA (as defined herein) and (ii) 4,327,644 shares of our common stock issued as stock consideration pursuant to the JCF SPA (as defined herein). We are registering the resale of these securities as required by each the Management SPA and the JCF SPA.
The selling stockholders may sell shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of any shares of common stock covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of common stock.
Our shares of common stock are listed on The NASDAQ Global Select Market under the symbol “ECPG.” The last reported sale price of our common stock on September 25, 2018 was $37.75 per share.
Investing in our common stock involves risks. See “Risk Factors” on page 5.
Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 26, 2018.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.
Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
“Our,” “we,” “us,” the “Company” and “Encore” as used in this prospectus refer to Encore Capital Group, Inc., and its subsidiaries collectively, as the context requires.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.
Each time the selling stockholders offer shares of common stock, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” on page 12 of this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may include the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “will,” “may,” and similar expressions. We claim the protection of the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our “forwarding-looking statements” include, but are not limited to, statements regarding:

•	risks associated with worldwide financial markets and the global economy;

•	the fluctuation of our operating results;

•	the ability to purchase receivables at favorable prices or terms, or at all;

•	losses on portfolios consisting of new types of receivables due to our lack of collection experience with these receivables;

•	the purchase of receivable portfolios that contain unprofitable accounts and our ability to collect sufficient amounts to recover our costs and to fund our operations;

•	sellers delivering portfolios that contain accounts that do not meet our account collection criteria;

•	a significant portion of our portfolio purchases during any period that may be concentrated with a small number of sellers;

•	intense competition that could affect our ability to maintain or grow purchasing volumes;

•	the statistical models we use to project remaining cash flows from our receivable portfolios and their impact on our financial results;

•	allowance charges based on the authoritative guidance for loans and debt securities acquired with deteriorated credit quality;

•	the possible impairment of our goodwill or amortizable intangible assets, which may require us to record a significant charge to earnings;

•	the extensive nature of, and possible increase in, statutory and regulatory oversight of our business, including Cabot Credit Management plc (together with its subsidiaries “Cabot”);

•	the potential material and adverse effect on our results of operations if bankruptcy filings increase or if bankruptcy or other debt collection laws change;

•
the substantial additional federal regulation we will be subject to under the Dodd-Frank Act and the effect of such regulation on our business, results of operations, cash flows or financial condition;

•
our failure to comply with governmental regulation which could result in the suspension or termination of our ability to conduct business, require the payment of significant fines and penalties, or require other significant expenditures, including restitution payments and litigation;

•	economic conditions and regulatory changes leading up to and following the United Kingdom’s expected exit from the European Union;

•	our dependence upon third parties to service a substantial portion of our consumer receivable portfolios;

•	increases in costs associated with our collections through collection litigation and the individual lawsuits brought against consumers to collect on judgments in our favor;

•	the risk that our network of third-party agencies and attorneys may not utilize amounts collected on our behalf or amounts we advance for court costs in the matter for which they were intended;

•	our reliance upon success in individual lawsuits brought against consumers and our ability to collect on judgments in our favor to generate a significant portion of our collections;

•
the ongoing risks of litigation, including individual and class action lawsuits, under consumer credit, consumer protection, theft, privacy, collections and other laws, which may be subject to awards of substantial damages;

•	negative publicity associated with litigation, governmental investigations, regulatory actions and other public statements which could damage our reputation;

•	the risk that the acquisitions that we have made or may make may prove to be unsuccessful or divert our resources;

•	our dependence on our management team for the adoption and implementation of our strategies and the potential material and adverse effect on our business if we lose their services;

•	regulatory, political and economic conditions in foreign countries, which expose us to risk;

•	the risk that we may not be able to manage our growth effectively, including the expansion of our foreign operations, including by means of acquisitions;

•
the possible adverse effect on our operations if our technology and telecommunications systems were to fail, or if we are not able to successfully anticipate, invest in or adopt technological advances within our industry;

•	the risk of a security breach of our information technology networks and systems;

•
the possible adverse effect on our operations if third-party providers of services in connection with certain aspects of our business were to fail to perform their obligations, or our inability to arrange for alternative third party providers for such services;

•	the risk that our competitive advantage may be materially diminished if we are not able to adequately protect the intellectual property rights upon which we rely;

•	the possible adverse effect of exchange rate fluctuations;

•	the effect of taxes on our results of operations;

•	the possibility that our significant indebtedness could affect our financial condition or affect our ability to react to changes to our business;

•	the risk of not having sufficient cash to service our indebtedness;

•	the potential impact from the incurrence of additional indebtedness;

•	our ability to continue to satisfy the restrictive covenants in our debt agreements;

•	the impact of interest rate fluctuations on our business;

•	the fluctuations and volatility in the price of our common stock;

•	the potential impact on the price of our common stock as a result of any future sales of our common stock or other equity securities;

•	our ability to raise funds necessary to repurchase our convertible or exchangeable notes upon a fundamental change or to settle conversions or exchanges in cash;

•	the potential impact on our financial condition and operations if the conditional conversion or exchange feature of our convertible or exchangeable notes is triggered;

•	any changes to our business and results of operations in connection with any mergers, acquisitions, dispositions or joint ventures;

•	the potential impact on our results of operations from any additional expenses to be incurred in 2018; and

•	assumptions relating to the foregoing.
Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus supplement and the documents incorporated by reference herein or therein. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in the section “Risk Factors” in this prospectus and any prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2018 and June 30, 2018. You should read these factors and the other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein. Each forward-looking statement contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein reflects management’s view only as of the date on which that forward-looking statement was made. You should not place undue reliance on any forward-looking statements we make. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of as of which the forward-looking statement are made or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

OUR COMPANY
We are an international specialty finance company providing debt recovery solutions and other related services for consumers across a broad range of financial assets. We purchase portfolios of defaulted consumer receivables at deep discounts to face value and manage them by working with individuals as they repay their obligations and work toward financial recovery. Defaulted receivables are consumers’ unpaid financial commitments to credit originators, including banks, credit unions, consumer finance companies, commercial retailers, and telecommunication companies. Defaulted receivables may also include receivables subject to bankruptcy proceedings.
Corporate Information
We are a Delaware corporation incorporated in 1999. Our principal executive offices are located at 3111 Camino Del Rio North, Suite 103, San Diego, California 92108. Our telephone number is (877) 445-4581. Our website address is www.encorecapital.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement.
RISK FACTORS
Before making an investment decision, you should carefully consider the risks described in “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.
USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. See “Selling Stockholders.”

SELLING STOCKHOLDERS
We are registering for resale an aggregate of 4,906,087 shares of our common stock covered by this prospectus on behalf of the selling stockholders named in the table below that acquired such shares directly from us upon the closing of the Transaction (as defined below) as stock consideration.
The following table sets forth certain information as of September 25, 2018 with respect to the beneficial ownership of our common stock by the selling stockholders. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock under this prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Our calculation of the percentage of beneficial ownership is based on 30,837,746 shares of common stock outstanding as of August 1, 2018.
Because the selling stockholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the Purchase Agreements (as defined below).
Except as otherwise indicated, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock to be Registered for Resale	Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number	Percentage(9)	Number(10)	Number(11)	Percentage
JCF III Europe Holdings L.P.(1)	4,327,644	14.0%	4,327,644	—	*
Kenneth John Stannard(2)	121,178	*	121,178	—	*
Peter Richardson(3)	38,443	*	38,443	—	*
David Page(4)	36,032	*	36,032	—	*
Ivan Lawrence(5)	31,558	*	31,558	—	*
Bennedetta Peto(6)	27,405	*	27,405	—	*
Sean Webb(7)	26,750	*	26,750	—	*
Other Selling Stockholders(8)	297,077	*	297,077	—	*
* Represents less than 1.0% of our common stock outstanding as of August 1, 2018.

(1)
Consists of 4,327,644 shares of common stock held of record by JCF III Europe Holdings L.P. (“JCF”), a Cayman Islands exempted limited partnership. JCF Associates III L.P., a Cayman Island exempted limited partnership, is the general partner of JCF and JCF Associated III Ltd., a Cayman Islands exempted company is the general partner of JCF Associates III L.P. J. Christopher Flowers is the sole director of JCF Associates III Ltd., and thus may be deemed to control JCF Associates III Ltd. and each entity directly or indirectly controlled by JCF Associates III Ltd., including JCF. Thus, J. Christopher Flowers may be deemed to be the beneficial owner of the shares of JCF and therefore, may be deemed to share voting and investment power with respect to shares held directly by JCF. The principal business address for JCF is 767 Fifth Avenue, 23rd Floor, New York, NY 10153.

(2)	Kenneth John Stannard, the Chief Executive Officer of Cabot, has sole voting and investment power over the shares.

(3)	Peter Richardson has sole voting and investment power over the shares.

(4)	David Page has sole voting and investment power over the shares.

(5)	Ivan Lawrence has sole voting and investment power over the shares.

(6)	Bennedetta Peto has sole voting and investment power over the shares.

(7)	Sean Webb has sole voting and investment power over the shares.

(8)	Represents shares held by 49 selling stockholders not listed above, who, as a group own less than 1% of our shares of common stock prior to this offering.

(9)	Based on 30,837,746 shares outstanding as of August 1, 2018.

(10)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to the registration statement, of which this prospectus forms a part, which may be less than the total number of shares beneficially owned by such selling stockholder.

(11)
Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

The 4,906,087 shares of our common stock offered by the selling stockholders are being registered in accordance with registration rights granted by us to the selling stockholders under the Purchase Agreements (as defined below) entered into in connection with the Transaction. On July 24, 2018, we completed our acquisition of all of the outstanding equity interests of Janus Holdings Luxembourg S.à r.l. (“JHL”) not currently held by us, through our wholly owned subsidiary Encore Capital Group UK Limited (“Encore UK”), and, immediately thereafter, JHL, with proceeds from Encore UK, acquired all of the outstanding equity interests of Cabot Holdings S.à r.l. (“Cabot Holdings”), the holding company of Cabot, not currently held by it (collectively, the “Transaction”).
In connection with the Transaction, we entered into (i) a securities purchase agreement dated May 7, 2018 (the “JCF SPA”), with JCF III Europe Holdings LP, JCF III Europe S.à r.l. (JCF III Europe Holdings LP and JCF III Europe S.à r.l. collectively referred to as the “JCF Sellers”), JHL and the other parties named therein, pursuant to which Encore indirectly acquired from the JCF Sellers all of the equity interests owned by the JCF Sellers in JHL and Cabot Holdings, resulting in JHL becoming a wholly owned subsidiary of Encore, and (ii) a securities purchase agreement dated May 7, 2018 (the “Management SPA” and, together with the JCF SPA, the “Purchase Agreements”), with certain management shareholders of Cabot Holdings (together with all other management holders that signed a joinder to the Management SPA, the “Management Sellers”), pursuant to which Encore indirectly acquired from the Management Sellers all of the equity interests in Cabot Holdings owned by the Management Sellers, resulting in Cabot Holdings becoming a wholly owned subsidiary of Encore.
Under the Purchase Agreements, the holders party thereto have certain demand, piggyback and shelf registration rights relating to the registration of the resale of shares of our common stock in the future. Holders or a group of holders party to the Purchase Agreements may demand no more than three underwritten resales of shares of our common stock. However, such holders are not entitled to effect an underwritten resale offering unless the aggregate gross proceeds expected to be received from the sale of the holder’s or holders’ securities in such underwritten resale offering are at least $50,000,000. In addition, in the case of an underwritten resale of the shares of our common stock, each holder party thereto has agreed, if requested by the underwriters in such offering and if the directors and officers of the Company are also subject to a lock-up, not to effect any public sale of their shares of common stock for up to 90 days (or such shorter period as the underwriters may request); provided that in no circumstance will the holders be subject to a longer lock-up than the Company’s directors or officers.

DESCRIPTION OF COMMON STOCK
This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per share. This description is only a summary. Our restated certificate of incorporation, as amended, and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus supplement. You should read our restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
General. Our restated certificate of incorporation provides that we may issue up to 50,000,000 shares of common stock. As of August 1, 2018, there were 30,837,746 shares of common stock issued and outstanding.
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all of the directors standing for election, if they so choose.
Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, holders of common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor.
Other Rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.
Certain Provisions of Delaware Law and Our Charter and Bylaws
The provisions of our restated certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Delaware Law. While we are not subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers because we opted out of those provisions with an express statement in our restated certificate of incorporation, which was filed in 1999 at the time of our initial public offering. We do have a provision in our restated certificate of incorporation that operates similar to Section 203, as described below.
Charter. Our restated certificate of incorporation precludes an “interested stockholder” (generally a holder of 15% or more of our common stock), from engaging in a merger, asset sale or other business combination with us for a period of three years after the date of the transaction in which the person became an interested stockholder, unless one of the following occurs:

•
prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•
the stockholder owned at least 85% of our outstanding voting stock, excluding shares held by directors who were also officers and shares held in certain employee stock plans, upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder; or

•	the business combination was approved by the board of directors and by two-thirds of our outstanding voting stock, excluding shares held by the interested stockholder.

Our charter defines “business combination” to include the following:

•	any merger or consolidation of the corporation with or caused by the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or of assets worth 10% or more of the corporation’s outstanding stock to the interested stockholder involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, our charter defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons, and certain permitted transferees.
This provision in our charter could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
In addition, our charter provides that the vote of the holders of at least two-thirds of the shares entitled to vote in the election of directors is required to remove a director, with or without cause. Additionally, our charter provides that our board of directors is authorized to issue preferred stock without stockholder approval, and that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.
Bylaws. Our bylaws provide that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. In addition, our bylaws provide that we will hold a special meeting of stockholders only if three of our directors or the Chief Executive Officer or the Chairman of the board of directors calls the meeting or if the holders of a majority of the issued and outstanding shares of capital stock entitled to vote at a meeting make a written demand for the meeting.
These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Encore, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. In order to have us include a proposal in our annual proxy statement, the proponent and the proposal must also comply with the proxy proposal submission rules of the SEC.
In addition, stockholders can amend or repeal our bylaws only with the vote of the holders of at least two-thirds of our outstanding common stock.
Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. We will pay substantially all of the expenses incident to any offering of the shares of common stock by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.
The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.
In effecting sales, brokers-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. If the selling stockholders effect such transactions by selling the shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Such commissions will be in amounts to be negotiated, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2121.
If underwriters are used in a sale, the sole or lead underwriter for an underwritten resale may require Encore to enter an underwriting agreement with the underwriter or underwriters and the selling stockholders at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, a selling stockholder or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.
There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part. Further, we cannot assure you that any selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
The validity of the shares of common stock that is offered hereby by the selling stockholders will be passed upon by Latham & Watkins LLP, Los Angeles, California.
EXPERTS
The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. Encore files annual, quarterly and current reports and other information with the SEC. For further information regarding the issuers and the securities offered by this prospectus, please refer to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy Encore’s reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as Encore, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.
Encore’s corporate website is http://www.encorecapital.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows information in documents that Encore files with the SEC to be incorporated by reference, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Encore are deemed to be incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 000-268489);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 8, 2018 and August 8, 2018 (File No. 000-26489);

•
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (File No. 000-268489) (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

•
our Current Reports on Form 8-K filed with the SEC on March 15, 2018, May 8, 2018, June 26, 2018, July 13, 2018, July 16, 2018, July 20, 2018, July 30, 2018, August 8, 2018 and August 27, 2018 (File No. 000-268489); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 24, 1999 (File No. 000-268489), including any amendment or report filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.
Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Encore at the following address and phone number:
Encore Capital Group, Inc.
Attention: Investor Relations
3111 Camino Del Rio North, Suite 103
San Diego, California 92108
(877) 445-4581

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by the registrants in connection with this offering. All dollar amounts shown are estimates.

SEC registration fee	$23,113
Legal fees and expenses	*
Accounting fees and expenses	*
Total	23,113
* These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Encore Capital Group, Inc., is a corporation organized under the laws of the state of Delaware.
Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.
Certificate of Incorporation. Article Nine of Encore Capital Group, Inc.’s Restated Certificate of Incorporation, as amended, filed as (a) Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A filed on June 14, 1999 (File No. 333-77483) and (b) Exhibit 3.1 to Encore Capital Group, Inc.’s Current Report on Form 8-K filed on April 4, 2002 (File No. 26489), provides for indemnification of Encore Capital Group, Inc.’s officers, directors, employees, and other agents to the extent and under the circumstances permitted by the DGCL.
Indemnification Agreements. Encore Capital Group, Inc. has also entered into agreements with certain of its officers and directors that will require Encore Capital Group, Inc., among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Insurance. We maintain officers and directors liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.
Item 16. Exhibits
The following exhibits are included or incorporated herein by reference.

Exhibit	Title of Exhibit	Reference
4.1	Restated Certificate of Incorporation of Encore Capital Group, Inc.
Incorporated by reference to Exhibit 3.1 of Encore Capital Group, Inc.’s Amended Registration Statement on Form S-1/A (File No. 333-77483) filed with the Securities and Exchange commission on June 14, 1999.

4.2	Certificate of Amendment of the Certificate Incorporation of Encore Capital Group, Inc.	Incorporated by reference to Exhibit 3.1 of Encore Capital Group, Inc.’s current report on Form 8-K (File No. 000-26489) filed on April 4, 2002.
4.3	Bylaws, as amended through February 8, 2011 of Encore Capital Group, Inc.	Incorporated by reference to Exhibit 3.3 of Encore Capital Group, Inc.’s Annual Report on Form 10-K (File No. 000-26489) filed with the Securities and Exchange Commission on February 14, 2011.
4.4	Form of Common Stock Certificate of Encore Capital Group, Inc.
Incorporated by reference to Exhibit 4.7 of Encore Capital Group, Inc.’s Registration Statement on Form S-3 (File No. 333-163876) filed with the Securities and Exchange commission on December 21, 2009.

5.1	Opinion of Latham & Watkins LLP.	Filed herewith.
23.1	Consent of BDO USA, LLP.	Filed herewith.
23.2	Consent of Latham & Watkins LLP.	Contained in Exhibit 5.1
24.1	Powers of Attorney.	Included as part of the signature pages hereto.

Item 17. Undertakings
(A)    Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(B)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 26th day of September, 2018.

ENCORE CAPITAL GROUP, INC., a Delaware corporation
By:	/s/ Ashish Masih
Ashish Masih
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes and appoints Ashish Masih, Jonathan Clark and Gregory L. Call as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.
In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of 26th day of September, 2018.

Name and Signature	Title	Date

/s/ ASHISH MASIH	President and Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2018
Ashish Masih

/s/ JONATHAN C. CLARK	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 26, 2018
Jonathan C. Clark

/s/ ASHWINI GUPTA	Director	September 26, 2018
Ashwini Gupta

/s/ WENDY HANNAM	Director	September 26, 2018
Wendy Hannam

/s/ MICHAEL P. MONACO	Director	September 26, 2018
Michael P. Monaco

/s/ LAURA OLLE	Director	September 26, 2018
Laura Olle

Director
Francis E. Quinlan

/s/ NORMAN R. SORENSEN	Director	September 26, 2018
Norman R. Sorensen

/s/ RICHARD J. SREDNICKI	Director	September 26, 2018
Richard J. Srednicki

/s/ RICHARD P. STOVSKY	Director	September 26, 2018
Richard P. Stovsky